UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2015

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 26, 2015, Weight Watchers International, Inc. (the “Company”) announced preliminary fourth quarter and full year 2014 results. Subsequent to this announcement, the Company adjusted its 2014 bonus accrual downward by $2.0 million. This adjustment resulted in a decrease of $2.0 million to selling, general and administrative expenses, which in turn resulted in an increase to both operating income and income before income taxes of the same amount as well as an increase of $0.7 million to tax expense, for the fourth quarter and full year fiscal 2014. The net impact of these adjustments to fourth quarter and full year fiscal 2014 results was a $1.3 million increase to net income and net income attributable to the Company and an increase to earnings per fully diluted share of $0.02.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report that is provided in connection with Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: March 4, 2015	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer